Exhibit 99.h.2.i

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN

MERCER FUNDS

AND

MERCER INVESTMENT MANAGEMENT, INC.

AGREEMENT made as of July 1, 2016, between the Mercer Funds, a Delaware statutory trust (the “Trust”), on behalf of those classes (the “Classes”) of the series of the Trust (each a “Fund,” and together, the “Funds”) listed in Exhibit A of this Agreement, as amended from time to time, and Mercer Investment Management, Inc. (“Mercer”).

In consideration of the mutual promises herein made, the parties hereby agree as follows:

(1) Mercer agrees, during the term of this Agreement, to be responsible for providing certain internal administrative services (together, the “Administrative Services”) to the shareholders of the Classes of the Funds, including the following:

(a)	attending to shareholder correspondence, requests and inquiries, and other communications with shareholders;

(b)	assisting with exchanges and with the processing of purchases and redemptions of shares;

(c)	preparing and disseminating information and documents for use by beneficial shareholders;

(d)	monitoring and overseeing non-advisory relationships with entities providing services to the Classes, including the transfer agent; and

(e)	portfolio rebalancing.

(2) As compensation for the Administrative Services provided by Mercer, the Classes agree, during the term of this Agreement, to pay to Mercer, a monthly fee equal, on an annual basis, to the respective percentages of the daily net assets of the respective Classes of each Fund as set forth in Schedule A hereto.

As of the date of this Agreement, it is anticipated that any Administrative Services that are performed by Mercer for Class Y-3 Shares will be de minimis, and therefore, Class Y-3 Shares will not be charged any administrative fees.

(3) The internal administrative services provided by Mercer to the Trust under this Agreement are separate from, and unrelated to, the administrative services provided by State Street Bank and Trust Company (“SSBTC”) to the Trust pursuant to an Administration Agreement between the Trust and SSBTC, dated August 12, 2005.

(4) This Agreement shall remain in full force and effect through July 1, 2017 and thereafter, from year to year, to the extent continuance is approved annually by the Board.

(5) This Agreement may be terminated by the Trust, at any time, on sixty (60) days’ written notice without payment of penalty, provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of a majority of the outstanding voting securities of the Trust (as defined by the 1940 Act). This Agreement may be assigned with the prior written consent of the parties.

(6) In the absence of willful misfeasance, bad faith or gross negligence on the part of Mercer, or of reckless disregard of its duties and obligations hereunder, Mercer shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first written above.

MERCER FUNDS

By:	/s/ Rich Joseph
Name: Rich Joseph
Title: Vice President

MERCER INVESTMENT MANAGEMENT, INC.

By:	/s/ Rich Nuzum
Name: Rich Nuzum
Title: President

Exhibit A

Mercer US Large Cap Equity Fund

Class S Shares: 0.15 of 1%

Class Y-1 Shares: 0.10 of 1%

Class Y-2 Shares: 0.05 of 1%

Mercer US Small/Mid Cap Equity Fund

Class S Shares: 0.15 of 1%

Class Y-1 Shares: 0.10 of 1%

Class Y-2 Shares: 0.05 of 1%

Mercer Non-US Core Equity Fund

Class S Shares: 0.15 of 1%

Class Y-1 Shares: 0.10 of 1%

Class Y-2 Shares: 0.05 of 1%

Mercer Emerging Markets Equity Fund

Class S Shares: 0.15 of 1%

Class Y-1 Shares: 0.10 of 1%

Class Y-2 Shares: 0.05 of 1%

Mercer Global Low Volatility Equity Fund

Class S Shares: 0.15 of 1%

Class Y-1 Shares: 0.10 of 1%

Class Y-2 Shares: 0.05 of 1%

Mercer Core Fixed Income Fund

 Class S Shares: 0.15 of 1%

Class Y-1 Shares: 0.10 of 1%

Class Y-2 Shares: 0.05 of 1%

Mercer Opportunistic Fixed Income Fund

Class S Shares: 0.15 of 1%

Class Y-1 Shares: 0.10 of 1%

Class Y-2 Shares: 0.05 of 1%